EXHIBIT 23.3


                    [GUSTAVSON ASSOCIATES LOGO APPEARS HERE]
                              GUSTAVSON ASSOCIATES
                       GEOLOGISTS o ENGINEERS o APPRAISERS








December 14, 2006



Securities and Exchange Commission



Dear Sirs:

Re: RADIAL ENERGY, INC.

The undersigned hereby consents to the inclusion of or references to by Radial Energy, Inc., any of our reserves evaluation reports prepared for them, including reports Bosques Block in Colombia and the Huaya Anticline in Peru, in any SEC filings.


Sincerely,


GUSTAVSON ASSOCIATES, LLC


/s/ LETHA C. LENCIONI, P.E.

Letha C. Lencioni, P.E.
Vice President Petroleum Sector &
  Chief Reservoir Engineer









         5757 Central Ave. Suite D Boulder, CO 80301 USA 1-303-443-2209
                  FAX 1-303-443-3156 http: //www.gustavson.com